EXHIBIT 10.132

              AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT

      This Amendment Number Three to Loan and Security Agreement ("Amendment") is entered into as of August 28, 2002, by and between BLUEGREEN CORPORATION, f/k/a Patten Corporation, a Massachusetts corporation ("Borrower"), and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in light of the following:

      FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 23, 1997, as Amended by that certain Amendment Number One to Loan and Security Agreement dated as of December 1, 2000, as further amended by that certain Amendment Number Two to Loan and Security Agreement dated as of November 9, 2001 (as amended, the "Agreement").

      FACT TWO: Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENTS.

            (a) The following new definitions are added to Section 1.1 of the
Agreement:

      ""C Line Advances" has the meaning set forth in Section 2.9 hereof."

      ""C Line Borrowing Base" means an amount equal to the sum of eighty-five percent (85%) of the unpaid principal balance, at the time of the advance with respect to Pledged C Notes, discounted to thirteen percent (13%), at the time of the advance with respect to fixed rate notes if the minimum weighted average coupon rate of the entire Pledged C Note Pool is less than thirteen percent (13%)."

      ""Pledged C Notes" means a note or notes which conforms to the standards set forth in Schedule PN-A attached hereto and incorporated by reference hereby, and which is pledged to secure advances under the C Line Advances."

            (b) The definition of "Note Mortgages" in Section 1.1 of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

      ""Note Mortgages" means those certain deeds of trust, mortgages or security interests, including those securing the repayment of the interests of the note makers of Pledged T Notes, encumbering certain real property, or real or personal property, which serves as collateral for the repayment of the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, and the Pledged T Notes."

            (c) The definition of "Pledged Notes" in Section 1.1 of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

      ""Pledged Note(s)" means collectively the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, and the Pledged T Notes."


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            (d) Section 2.4(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

      "(a) Interest Rate. All Obligations (other than Obligations incurred pursuant to Section 2.2 above) shall bear interest, on the actual Daily Balance, computed as follows: (i) should the average monthly outstanding loan balance on advances made pursuant to Sections 2.1 2.8, and 2.9 above equal or exceed $5,000,000 for any month, then the interest rate charged on all Obligations (other than Obligations incurred pursuant to Section 2.2 above) for such month shall be computed at a rate equal to one-half (1/2) percentage point above the Reference Rate; (ii) should the average monthly outstanding loan balance on advances made pursuant to Sections 2.1, 2.8 and 2.9 be less than $5,000,000 for any month, then the interest rate charged on all Obligations (other than Obligations incurred pursuant to Section 2.2 above) for such month shall be computed at a rate equal to one (1) percentage point above the Reference Rate. The Obligations arising out of Land Inventory Advances set forth in Section 2.2 shall bear interest on the average Daily Balance, at a rate of one (1) percentage point above the Reference Rate."

            (e) There is added a new Section 2.9 to the Loan Agreement as follows:

      "2.9 Advances Against Pledged C Notes.

                  "(a) In addition to the Pledged A Note Advances set forth in
                  Section 2.1 hereof, the Land Inventory Advances set forth in
                  Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, and the Pledged T Note Advances set forth in Section 2.8 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2003 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged C Notes ("C Line Advances") in an amount not to exceed the C Line Borrowing Base.

                  "(b) Anything to the contrary in subsection (a) above notwithstanding, Foothill may reduce its advance rates without declaring an event of default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of any or all or any portion of its Obligations, or a material impairment of the value or priority of Foothill's security interests in the Collateral.

                  "(c) Foothill shall have no obligation to make C Line Advances to the extent that C Line Advances exceed the sum of Three Million Dollars ($3,000,000) and/or total lending to Borrower would exceed the Maximum Amount.

                  "(d) Borrower agrees to establish and maintain a designated deposit account for the purpose of receiving the proceeds of the advances made by Foothill hereunder. Unless otherwise agreed to in writing by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account.

                  "(e) C Line Advances made pursuant to this Section 2.9 shall not be made more frequently than monthly, or in amounts less than One Hundred Thousand Dollars ($100,000) per advance."


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                  (f) The introductory sentence to Section 3.4, and Subsection
                  3.4(a), (b), and (c), are deleted in their entirety and the following substituted in their place and stead:

      "3.4Conditions Precedent to A Line, B Line, C Line, and T Line Advances. The following shall be additional conditions precedent to all A Line, B Line, C Line, and T Line Advances hereunder:

                  "(a) Foothill shall have received the originals of the Pledged A Notes and/or the Pledged B Notes and/or the Pledged C Notes and/or the Pledged T Notes properly endorsed to Foothill or its agent;

                  "(b) Foothill shall have received the originals (except for assignments of the Note Mortgages, for which Foothill shall receive a copy) of all security which serves as security for the repayment of the Pledged A Notes and/or the Pledged B Notes and/or the Pledged C Notes, including the Note Mortgages and policies of title insurance insuring same, properly assigned to Foothill or its agent; and

                  "(c) the standards for Pledged A Notes, Pledged C Notes, and Pledged T Notes set forth in Schedule PN-A herein shall be fully complied with and the standards for Pledged B Notes set forth in Schedule PN-B herein shall be fully complied with."

            (g) The Captioned Heading for Schedule PN-A shall be amended to read:

      "Pledged A, Pledged C, and Pledged T Note Standards"

            (h) Paragraph 3(b) of Schedule PN-A is deleted in its entirety and the following substituted in its place and stead:

      "(b) With respect to Pledged C and Pledged T Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower's knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of: (i) Pledged C Notes must be at least 10%, and (ii) Pledged T Notes must be at least 10%.

            (i) Paragraph 8(a) of Schedule PN-A is deleted in its entirety and the following substituted in its place and stead:

      With respect to Pledged A Notes and Pledged C Notes, the maker of the Pledged A Note and Pledged C Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a purchase parcel from Borrower; and has not purchased more than four parcels in any project.

            (j) Paragraph 19 of Schedule PN-A is deleted in its entirety and the following substituted in its place and stead:

      "19.With respect to Pledged C Notes and Pledged T Notes, each Pledged C Note and Pledged T Note shall be aged at least thirty (30) days from the date of execution thereof."

            (k) There shall be added two new paragraphs to Schedule PN-A as follows:

      "(21) With respect to Pledged C Notes, at least one maker of each such note must have a Fair Isaac score of at least 600 with no pending bankruptcy proceeding pending within the preceding three (3) year period prior to execution.


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      "(22) With respect to Pledged C Notes, the maker of each such note must have executed valid and enforceable pre-authorized automated checking account withdrawals for loan payments.

      "(23) With respect to Pledged C Notes, the term shall not exceed two hundred and forty (240) months."

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Amendment.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, title fees, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees, and the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Agreement may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation

                                By:    S/ KEVIN BELLANGER
                                    ----------------------------------
                                Title: Vice President
                                       -------------------------------


                                BLUEGREEN CORPORATION,
                                a Massachusetts corporation

                                By: /S/ JOHN F. CHISTE
                                    ----------------------------------
                                Title: Senior VP, Treasurer and CFO
                                       -------------------------------